                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-2 and the related Prospectus of AMCOR Capital Corporation, a Delaware corporation, for the registration of up to 632,500 shares of its Series A 9% Convertible Preferred Stock, and to the incorporation by reference therein of (i) the consolidated financial statements of AMCOR Capital Corporation included in its annual report on Form 10-KSB for the fiscal year ended August 31, 1996; (ii) our proforma operating projections (Exhibit B to the Prospectus); and (iii) Exhibit C to the Prospectus. The Form 10-KSB was filed with the Securities and Exchange Commission.

                                            KELLY & COMPANY

                                            By:  /s/ Gerald Kelly
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                                            Title:  President
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